As filed with the Securities and Exchange Commission on June 2, 2006
Registration Number: 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Campbell Soup Company
(Exact Name of Issuer As Specified in Its Charter)

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
CAMPBELL SOUP COMPANY 2005 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)
ELLEN ORAN KADEN
Senior Vice President — Law and Government Affairs
Campbell Soup Company
One Campbell Place, Camden, New Jersey 08103-1799
Name and address of agent for service
Telephone number, including area code, of agent for service: (856) 342-4800
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered	Per Unit(1)	Offering	Registration Fee
Price(1)
Capital Stock, par value	6,000,000	$34.90	$209,400,000	$22,405.80
$0.0375 per share

(1)	These amounts are based upon the average of the high and low sale price for the capital stock as reported on the New York Stock Exchange on May 30, 2006, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     PLAN INFORMATION*
Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the “Note” to Part I of Form S-8.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference
The Registrant incorporates by reference into this Registration Statement the documents listed below:
(a)	Registrant’s annual report on Form 10-K for the fiscal year ended July 31, 2005.

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since July 31, 2005.

(c)	The description of the capital stock contained in the Registrant’s Registration Statement dated November 16, 1954, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4.     Description of Securities
The securities to be offered are registered under Section 12 of the Exchange Act. Pursuant to Section 4.3 of the Campbell Soup Company 2005 Long-Term Incentive Plan, the shares to be offered must be capital stock previously issued and outstanding and reacquired by the Registrant.
Item 5.     Interests of Named Experts and Counsel
Not Applicable.

Item 6.     Indemnification of Directors and Officers
The Registrant’s Restated Certificate of Incorporation, By-Laws and Section 14A:3-5 of the New Jersey Business Corporation Act provide for limitation of liability and/or indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. In addition, the Registrant has purchased insurance permitted by New Jersey law on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.
Item 7.     Exemption From Registration Claimed
Not Applicable.
Item 8.     Exhibits
4(i) — Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the SEC with Campbell’s Form 10-K for the fiscal year ended July 28, 2002, and is incorporated herein by reference.
4(ii) — Campbell Soup Company’s By-Laws, as amended through May 25, 2006, were filed with the SEC with a Form 8-K on May 26, 2006, and are incorporated herein by reference.
23 — Consent of PricewaterhouseCoopers LLP
24 — Power of Attorney
99 — Campbell Soup Company 2005 Long-Term Incentive Plan was filed with the SEC with Campbell’s 2005 Proxy Statement and is incorporated herein by reference.
Item 9.     Undertakings
(a)	The undersigned Registrant hereby undertakes:
     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i)     If the Registrant is relying on Rule 430B:
               (A)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
               (B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
          (ii)     If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration

Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
     (5)     That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 2nd day of June 2006.

CAMPBELL SOUP COMPANY
BY:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Date: June 2, 2006

/s/ Robert A. Schiffner	/s/ Anthony P. DiSilvestro

Robert A. Schiffner	Anthony P. DiSilvestro
Senior Vice President and	Vice President — Controller
Chief Financial Officer

Harvey Golub	Chairman and Director	}
Douglas R. Conant	President, Chief Executive	}
	Officer and Director	}
Edmund M. Carpenter	Director	}
Paul R. Charron	Director	}
Bennett Dorrance	Director	}
Kent B. Foster	Director	}	By:	/s/ John J. Furey

Randall W. Larrimore	Director	}		John J. Furey
Philip E. Lippincott	Director	}		Corporate Secretary
Mary Alice D. Malone	Director	}
Sara Mathew	Director	}
David C. Patterson	Director	}
Charles R. Perrin	Director	}
A. Barry Rand	Director	}
George Strawbridge, Jr.	Director	}
Les C. Vinney	Director	}
Charlotte C. Weber	Director	}

INDEX OF EXHIBITS

Document

4(i)	Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the SEC with Campbell’s Form 10-K for the fiscal year ended July 28, 2002, and is incorporated herein by reference.

4(ii)	Campbell Soup Company’s By-Laws, as amended through May 25, 2006, were filed with the SEC with a Form 8-K on May 26, 2006, and are incorporated herein by reference.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

99	Campbell Soup Company 2005 Long-Term Incentive Plan was filed with the SEC with Campbell’s 2005 Proxy Statement and is incorporated herein by reference.